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                                                                Exhibit 10.17(b)

              SECOND AMENDMENT TO CONTRACT FOR MOTOR TRANSPORTATION

     This Second Amendment to Contract for Motor Transportation (this "Second Amendment") is entered into this ___ day of December, 2005 by and between Allied Automotive Group, Inc. ("Service Provider") and General Motors Corporation ("GM").

     A. Service Provider and GM are parties to that certain Contract for Motor Transportation dated January 2, 2004, (as amended, the "Agreement") as amended by that certain letter agreement dated April 6, 2005 between GM and Service Provider (the "First Amendment") and that certain letter from GM to Service Provider dated March 18, 2005 (the "Waiver"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

     B. GM and Service Provider wish to amend certain terms of the Agreement, as more fully set forth below.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Second Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GM and Service Provider agree as follows:

     1. TRANSPORTATION SERVICE. Section 1.00 of the Agreement is hereby amended in its entirety to read as follows:

          "1.00 TRANSPORTATION SERVICE

          During the Term (as defined in Section 16.00), Service Provider shall furnish to GM those delivery and transportation services, including but not limited to, plant releasing, loading motor vehicles onto rail cars and vehicle haul-away, that Service Provider provided to GM in the United States and Canada as of November 1, 2005 (collectively, "Transportation Service"). For clarity, during the Term and subject to Section 16.00 below, GM will not contract with an alternative provider for the Transportation Services and Service Provider will continue to provide these Transportation Services to GM. Notwithstanding the foregoing, GM may close certain facilities or distribution centers and, based on such closure, GM may eliminate or terminate one or more of Service Provider's lanes. Such termination would not constitute a breach of this Agreement."

     2. RATE MODIFICATION (JANUARY 1, 2006). Section 8.06 is hereby added to the
Agreement:

          "8.06 From January 1, 2006 through the Term, the otherwise applicable rates as of December 31, 2005 for Transportation Services will be increased by ______. The above increases shall apply to all rates for services however characterized, including the base rates, bridge fee, the administrative processing fee, and rates for yard services, but shall not apply to the fuel surcharge payments."

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     3. RATE MODIFICATION (JANUARY 1, 2007). Section 8.07 is hereby added to the
Agreement:

          "8/07 From January 1, 2007 through the Term, the otherwise applicable rates as of December 31, 2006 for Transportation Services will be further increased by ___. The above increases shall apply to all rates for services however characterized, including the bridge fee, the administrative processing fee, and rates for yard services, but shall not apply to the fuel surcharge payments."

     4. FUEL SURCHARGE PAYMENTS. Section 12.02 of the Agreement is hereby amended in its entirety to read as follows:

          "12.02 From October 12, 2005 through the Term, GM will provide Service Provider with the fuel surcharge payments described on Schedule 12.02."

     5. FUEL SURCHARGE SCHEDULE. Schedule 12.02 attached hereto is hereby incorporated into and made a part of the Agreement.

     6. TERM. Section 16.01 of the Agreement is hereby amended in its entirety to read as follows:

          "16.01 Unless otherwise terminated in accordance with the terms of this Agreement, the term of this Agreement (the "Term") shall commence on the Effective Date and continue until December 31, 2008, provided however, that from January 1, 2008 through December 31, 2008, Service Provider or GM, at their respective election, can terminate service effective January 1, 2008 or thereafter for any individual transportation lane or terminal location, in its entirety, governed by this Agreement on the date that is 90 days after such party provides written notice of its intention to terminate such service in accordance with Section 15.00 above."

     7. PAYMENT TERMS. GM will permit Service Provider to continue as a participant in the GMAC Trade Payable Program (the "TPP") or a substantially similar program, in either case, pursuant to the terms of the Expedited Pay Agreements (as defined in the First Amendment). GM and Service Provider agree that the applicable discount rate will be ____ APR (______% daily rate) calculated times the number of days of actual improvement relative to the payment terms set forth in Section 11.02 of the Agreement.

     8. MUTUAL RELEASE.

          (a) With the exception of Excluded Claims (defined below), Service Provider, on behalf of itself and its representatives, affiliates, direct and indirect subsidiaries, parents, successors and assigns, hereby releases, remises, acquits and forever discharges GM and its officers, directors, shareholders, employees, attorneys, agents, representatives, affiliates, direct and indirect subsidiaries, parents, successors and assigns, from any and all manner of actions and causes of action, suits, debts, obligations, mediation award/evaluations, choses in action, contracts, covenants, claims, sums of money, judgments, executions, damages, demands and rights whatsoever, in law or in equity, now existing, known or unknown.


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          (b) With the exception of Excluded Claims (defined below), GM, on behalf of itself and its representatives, affiliates, direct and indirect subsidiaries, parents, successors and assigns, hereby releases, remises, acquits and forever discharges Service Provider and its officers, directors, shareholders, employees, attorneys, agents, representatives, affiliates, direct and indirect subsidiaries, parents, successors and assigns, from any and all manner of actions and causes of action, suits, debts, obligations, mediation award/evaluations, choses in action, contracts, covenants, claims, sums of money, judgments, executions, damages, demands and rights whatsoever, in law or in equity, now existing, known or unknown.

          (c) For purposes of this Section, "Excluded Claims" means claims for
(1) payment for services rendered in accordance with Section 8.00 of the Agreement, (2) overcharges or undercharges under Sections 9.00 of the Agreement,
(3) property damage claims under Section 6.00 of the Agreement, and (4) any amounts due under Section 4 of this Second Amendment or Section 12.02 of the Agreement (as amended herein).

     9. AGREEMENT CONTINUES. The terms and provisions of this Second Amendment amend, add to and constitute a part of the Agreement and this Second Amendment and the Agreement shall be read together as one document. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Agreement remain in full force and effect and are ratified, reaffirmed, confirmed, and approved. If there is an express conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment govern and control.

     10. CONFIDENTIALITY. Subject to Section 21.13 of the Agreement, this Second Amendment and the Agreement will be kept confidential by the parties and their representatives and counsel. If the Second Amendment and the Agreement are filed with the Bankruptcy Court in Service Provider's bankruptcy case, it will be filed in camera and/or under seal only, or in a similar manner acceptable to the Bankruptcy Court, to protect GM's and Service Provider's respective trade secrets and other proprietary and confidential information from disclosure. Notwithstanding the foregoing, the Second Amendment and the Agreement and their respective terms may be disclosed to the U.S. Trustee, the Unsecured Creditors' Committee, and Service Provider's DIP Lenders in Service Provider's bankruptcy case, provided that the Agreement, the Second Amendment, and the terms thereof remain confidential and protected from disclosure to any other parties.

     11. AUTHORIZATION. The parties executing this Second Amendment as representatives warrant that they have the power and authority to execute this Second Amendment on behalf of the entities that they represent and that their signatures bind said entities to the terms of this Second Amendment.

     12. ENTIRE AGREEMENT; CONFLICTS. The Agreement, as modified by this Second Amendment, is the entire, integrated agreement between the parties, and any and all discussions, understandings, and agreements heretofore had by the parties with respect to the subject matter hereof are merged into the Agreement, as modified by this Second Amendment, which alone fully and completely expresses the parties' agreement.


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     13. GOVERNING LAW. This Second Amendment will be construed and enforced in accordance with the laws of the State of Michigan, excluding its conflicts of law rules.

     14. COUNTERPARTS. This Second Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. All signatures of any party may be transmitted by facsimile, and a facsimile will for all purposes be deemed to be the original signature of the person whose signature it reproduces and will be binding upon that person and on the party on whose behalf that person signed.

     15. CONDITIONS TO EFFECTIVENESS. This Second Amendment will only become effective after the entry of a final, non-appealable order (a) authorizing Service Provider to enter into this Second Amendment, and (b) providing for Service Provider's assumption of the Agreement, as amended, under 11 U.S.C.
Section 365.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their authorized representatives as of the date set forth above.

ALLIED AUTOMOTIVE GROUP, INC.           GENERAL MOTORS CORPORATION


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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